SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – February 15, 2007

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 15, 2007, a subsidiary of First Horizon National Corporation entered into a Settlement Agreement (“Settlement Agreement”) to settle a class action lawsuit filed by David and Holly McLean and Roger and Eugenia Jones (in the case of David and Holly McLean, et al. v. First Horizon Home Loan Corporation) relating to the charging of certain loan origination fees (the “McLean Suit”). The McLean Suit is described in Note 9 to the financial statements included in the Corporation’s Form 10-Q for the quarter ended September 30, 2006. With some exceptions described in the Settlement Agreement, the plaintiff class members are the persons who obtained a second mortgage loan on Missouri property from McGuire Mortgage Company, a company acquired by the Corporation, or First Horizon Home Loan Corporation’s McGuire Mortgage division on or after November 16, 1994 through and including April 13, 2005. First Horizon Home Loan Corporation is an indirect, wholly-owned subsidiary of the Corporation. The Settlement Agreement reflects the definitive terms of the settlement, which is subject to final court approval. A fairness hearing, at which such final approval is to be considered, presently is anticipated to be held by the court later this year. If the settlement and Settlement Agreement are approved, the Corporation, through its subsidiaries, will provide benefits to the class members who choose to participate in the settlement. Excluding administrative expenses, certain incentive payments, and the Corporation’s legal expenses, the Corporation’s payments under the Settlement Agreement will be no more than $36.3 million, from which shall be paid amounts to participating class members and amounts that the court awards, if any, for class counsel fees and costs, all as described in the Settlement Agreement. Payment is not due until final approval of the settlement has occurred and all appeals have run or been favorably resolved. The Settlement Agreement is filed with this Report as Exhibit 10.10.

The Settlement Agreement provides for the dismissal with prejudice of the McLean Suit and a broad release of all claims by plaintiffs arising out of or relating in any way to the origination of any loan subject to the McLean Suit. Servicing disputes have been excepted from the release, and origination claims other than Missouri statutory claims have been excepted from the release if raised purely as a defense to foreclosure against someone other than the Corporation or its subsidiaries. The Corporation has certain rights to withdraw from the settlement, as provided in the Settlement Agreement.

ITEM 9.01.      Financial Statements and Exhibits

(d)      Exhibits

Exhibit #	Description
10.10	Form of Settlement Agreement relating to McLean litigation

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a settlement agreement. Exceptions to such representations and warranties may be partially or fully waived by such parties, or not enforced by such parties, in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: February 22, 2007	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.10	Form of Settlement Agreement relating to McLean litigation

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a settlement agreement. Exceptions to such representations and warranties may be partially or fully waived by such parties, or not enforced by such parties, in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.